TRANSITION AGREEMENT
                              --------------------

         THIS TRANSITION AGREEMENT (the "AGREEMENT") is made as of the 3rd day of January, 2000 by and between Meeting Maker, Inc., a company organized under the laws of the Cayman Islands, with its principal office at 880 Winter Street, Building Four, Waltham, Massachusetts 02451-1499 (the "BUYER") and ON Technology Corporation, a Delaware corporation with its principal office at 880 Winter Street, Building Four, Waltham, Massachusetts 02451-1449 (the "COMPANY").

         WHEREAS, subject to the terms and conditions of the Asset Purchase Agreement by and between the parties of even date herewith (the "ASSET PURCHASE AGREEMENT"), the Buyer desires to purchase, and the Company desires to sell, all of the assets comprising the Acquired Business. Capitalized terms that are used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement; and

         WHEREAS, subject to the terms and conditions of a Management Agreement by and between the parties of even date herewith (the "MANAGEMENT AGREEMENT"), the Buyer desires to acquire, and the Company desires to grant, actual possession of, operating control of, and the right to manage the Acquired Business, pending Shareholder Approval; and

         WHEREAS, in connection with the consummation of the Asset Purchase Agreement and the Management Agreement, the parties desire to provide for a transition of ownership and control of certain portions of the Acquired Business pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Logistical Matters. The Buyer and the Company shall cooperate to provide for (a) the relocation of personnel, (b) the transition of finance, operations and administrative controls, (c) the transition of voice and data systems, and (d) the transition of corporate communications, and certain other logistical matters, as may arise.

         2. Employee Matters. The Buyer and the Company shall provide for certain employee matters pursuant to the Employee Matters Plan attached hereto as Exhibit A.

         3. Administrative Costs. During the period commencing on the Management Assumption Date and ending on the Closing Date, the Buyer and the Company shall each provide reasonable administrative services to the other, free of charge, to effectuate the terms of this Agreement and the Management Agreement. Any administrative services rendered thereafter by one party to the other shall be compensated in accordance with the prices, terms and conditions to be negotiated between the parties in good faith.

         4. Moving and Separation Costs. All out-of-pocket moving and separation costs incurred by the Company and the Buyer in connection with the transfer of the Acquired Business to the Buyer within 880 Winter Street, Building Four, Waltham, Massachusetts shall be borne in equal parts by the Buyer and the Company.
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         5. Transferred Employees.

            (a) The Company shall use reasonable efforts to persuade the Transferred Employees to accept employment with the Buyer, provided, however, that the Company shall not be required to incur any out-of-pocket costs in connection with such efforts.

            (b) Buyer shall, to the extent practicable, adopt the current seniority status of Transferred Employees.

         6. General.

            6.1 Term of Agreement. This Agreement shall become effective as of the date hereof and shall terminate on the Termination Date, as defined in
Section 3.1 of the Management Agreement.

            6.2 Entire Agreement. This Agreement and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. To the extent that any provision of this Agreement shall contradict or be inconsistent with any applicable provision of the Asset Purchase Agreement or the Management Agreement, such provision of the Asset Purchase Agreement or the Management Agreement shall control.

            6.3 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

            6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. Each party hereto irrevocably consents to the exclusive personal jurisdiction of the state courts of The Commonwealth of Massachusetts and the federal courts of the United States resident in The Commonwealth of Massachusetts, and waives any objection which it might have based on improper venue or forum non conveniens to the conduct of proceedings in any such court, waives personal service on it, and consents that all such service of process may be made by mail in accordance with Subsection 6.5 hereof.

            6.5 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered in accordance with the provisions of Section 13 of the Asset Purchase Agreement.

            6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer may not assign its obligations hereunder without the prior written consent of the Company. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer from any obligation or liability under this Agreement.

            6.7 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

            6.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                          COMPANY:

                                          ON TECHNOLOGY CORPORATION


                                          By:________________________


                                          MEETING MAKER, INC.


                                          By:________________________